Exhibit 99.1

Epiq Declares $0.09 Quarterly Dividend

Kansas City, KS (February 25, 2016) – Epiq Systems, Inc. (“Epiq”) (NASDAQ: EPIQ), a leading global provider of integrated technology solutions for the legal profession, today announced a quarterly cash dividend of $0.09 per share of common stock, payable on May 2, 2016, to shareholders of record at the close of business on April 4, 2016.

About Epiq Systems

Epiq (NASDAQ: EPIQ) is a leading global provider of professional services and integrated technology for the legal profession. Our innovative solutions are designed to streamline the administration of litigation, investigations, financial transactions and regulatory compliance, corporate restructuring and bankruptcies, class action and mass tort proceedings, federal regulatory actions and data breach responses. Epiq’s subject-matter experts bring clarity to complexity, create efficiency through expertise and deliver confidence to our clients around the world. For more information, visit us at www.epiqsystems.com.

Investor Contacts
Kelly Bailey Epiq Systems 913-621-9500 ir@epiqsystems.com	Chris Eddy Catalyst Global 212-924-9800 epiq@catalyst-ir.com